Exhibit (d)(11)

Exhibit A

Northern Funds

Amended and Restated Exhibit A to Expense Reimbursement Agreement

	Name of Fund	Total Annual Fund Operating Expenses After Expense Reimbursement (expressed as a percentage of each Fund’s average daily net assets)
1.	Emerging Markets Equity Index Fund	0.30%
2.	Large Cap Core Fund (formerly known as the Enhanced Large Cap Fund)	0.45%
3.	Large Cap Equity Fund	0.85%
4.	Income Equity Fund	1.00%
5.	International Equity Fund	1.06%
6.	Large Cap Value Fund	0.55%
7.	Large Cap Growth Fund	0.85%
8.	Small Cap Core Fund	0.65%
9.	Small Cap Value Fund	1.00%
10.	Technology Fund	1.25%
11.	Global Real Estate Index Fund	0.50%
12.	Global Sustainability Index Fund	0.30%
13.	International Equity Index Fund	0.25%
14.	Mid Cap Index Fund	0.15%
15.	Small Cap Index Fund	0.15%
16.	Stock Index Fund	0.10%
17.	Bond Index Fund	0.15%
18.	Fixed Income Fund	0.45%
19.	High Yield Fixed Income Fund	0.80%
20.	Short-Intermediate U.S. Government Fund	0.40%
21.	Tax-Advantaged Ultra-Short Fixed Income Fund	0.25%
22.	Ultra-Short Fixed Income Fund	0.25%
23.	U.S. Government Fund	0.40%
24.	Arizona Tax-Exempt Fund	0.45%
25.	California Intermediate Tax-Exempt Fund	0.45%
26.	California Tax-Exempt Fund	0.45%
27.	High Yield Municipal Fund	0.80%
28.	Intermediate Tax-Exempt Fund	0.45%
29.	Short-Intermediate Tax-Exempt Fund	0.45%
30.	Tax-Exempt Fund	0.45%
31.	California Municipal Money Market Fund	0.35%
32.	Money Market Fund	0.35%

	Name of Fund	Total Annual Fund Operating Expenses After Expense Reimbursement (expressed as a percentage of each Fund’s average daily net assets)
33.	Municipal Money Market Fund	0.35%
34.	U.S. Government Money Market Fund	0.35%
35.	U.S. Government Select Money Market Fund	0.35%
36.	Core Bond Fund	0.40%
37.	Short Bond Fund	0.40%
38.	U.S. Treasury Index Fund	0.15%
39.	Global Tactical Asset Allocation Fund	0.25%
40.	Investors Variable NAV Money Market Fund	0.35%
41.	Investors Variable NAV AMT-Free Municipal Money Market Fund	0.35%
42.	Investors Variable NAV U.S. Government Money Market Fund	0.35%
43.	Investors Variable NAV Treasury Money Market Fund	0.35%

Effective: June 15, 2016

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